UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/03/2008

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 3, 2008, Charles & Colvard, Ltd. (the "Company") entered into a letter agreement (the "New Agreement") with Norstel AB ("Norstel"), which amended and supplemented the Amendment to the Exclusive Supply Agreement (the "Amendment") between the Company and Norstel dated April 8, 2008 which was filed with the Securities and Exchange Commission (the "Commission") on April 11, 2008 as Exhibit 10.112 to the Current Report on Form 8-K).

The New Agreement suspends the Company's commitment to purchase silicon carbide inventory from Norstel during the fourth quarter of 2008. The Company was committed to purchase approximately $750,000 from Norstel during the fourth quarter of 2008 and the company will resume purchasing from Norstel in January 2009. It is not yet determined what the Company's commitment to Norstel will be for 2009.

The description of the New Agreement set forth in this Item 1.01 is a summary of the material terms of the New Agreement and is qualified in its entirety by reference to the copy of the New Agreement attached hereto as Exhibit 10.125.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit 10.125        Letter Agreement, dated October 3, 2008, between Norstel AB and Charles & Colvard, Ltd.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: October 07, 2008	By:	/s/ Neil Boss
Neil Boss
Controller

Exhibit Index

Exhibit No.	Description
EX-10.125	Letter Agreement, dated October 3, 2008, between Norstel AB and Charles & Colvard, Ltd.